REGAL-BELOIT CORPORATION SUBSIDIARIES
AS OF
December 29, 2012

RBC	Regal-Beloit Corporation - Wisconsin (39-0875718)
RBCM	Regal Beloit America, Inc. - Wisconsin
RBHL	Regal-Beloit Holdings Ltd. - Yukon Territory
RBAPL	Regal-Beloit Asia Pte. Ltd. - Singapore
RBMH	Regal-Beloit Mexico Holding S. de R.L. de C.V. - Mexico
RBCHI	RBC Horizon, Inc. - Wisconsin (26-0516581)
RBHBV	Regal Beloit Holding BV - The Netherlands
RBFIN	Regal Beloit Finance BV - The Netherlands
FMTL	Fasco Motors Thailand Ltd. - Thailand
RBCAH	RBC Australia Holding Company Pty. Limited - Australia
FAPL	Fasco Australia Pty. Ltd. - Australia
IMT	In Motion Technologies Pty Limited - Australia
DHI-VI	Dutch Horizon I, LLC-Dutch Horizon VI, LLC (Wisconsin)
MML	Morrill Motors LLC (Indiana)
JCHL	Joyce Court Holdings Limited - British Virgin Islands
GDIL	Grand Delight Investments Limited - British Virgin Islands
DMBV	Dutchi Motors B.V. - The Netherlands
DHNV	Dutchi Holding N.V. - The Netherlands
RBFBV	RBC Foreign Manufacturing B.V. - The Netherlands
RBHLLC	RBC Holding, LLC - Wisconsin
CMGE	CMG Engineering Group Pty., Ltd.
CMGI	CMG International Pty., Ltd.
TRANS	Transmission Australia Pty., Ltd.
TORIN	Torin Industries Pty., Ltd.
CMGP	CMG Pty., Ltd.
ELCO	Elco Group B.V.
UNI	Unico, Inc.
CIL	Calamsar Investments Limited
UNIMLLC	Unico Mexico LLC
UNIM	Unico de Mexico Srl de CV
ROTOR	Rotor Beheer B.V.
ROTBV	Rotor B.V.
AFMC	AFMC Holdings Pty., Ltd.
RBEMS	Regal Beloit Enterprise Management (Shanghai) Co. Ltd.
AOSBV	A.O. Smith Holdings B.V.
RMLUK	Regal Manufacturing Limited
REL	Remco Electrics Limited

Parent	Subsidiary	Percent Owned	State/Place of Incorporation
RBC	Hub City, Inc.	100%	Delaware
RBC	Costruzioni Meccaniche Legnanesi	100%	Italy
RBC	Mastergear GmbH	100%	Germany
RBC	Opperman Mastergear Ltd.	100%	U.K.
RBC	Regal Beloit America, Inc.*	100%	Wisconsin
RBC	RBC Horizon, Inc.	100%	Wisconsin
RBC	Joyce Court Holdings Limited	100%	BVI
RBC	Grand Delight Investments Limited	100%	BVI
RBC	Unico, Inc. *	100%	Wisconsin
RBC	Marathon Electric India Private Limited	0.001%	India
RBC	REGAL-BELOIT Flight Service, Inc.	15%	Wisconsin
RBC	Motores Jakel de Mexico, S. de R.L. de C.V.	0.1%	Mexico
RBC	Regal Beloit de Mexico Sales S. de R.L. de C.V.	0.01%	Mexico
RBC	CMG Electric Motors (Asia Pacific) Pte. Ltd.
RBC	CMG Electric Motors Ltd.		Israel
RBCM	Marathon Electric Far East Pte Ltd. (MEFE)	100%	Singapore
RBCM	REGAL-BELOIT Holdings Ltd.	100%	Canada (Yukon)
RBCM	REGAL-BELOIT Flight Service, Inc.	85%	Wisconsin
RBCM	Mar-Mex SA de CV (Inactive)	100%	Mexico
RBCM	GE Holmes Industries, LLC	51%	Delaware
RBCM	Morrill Motors LLC	100%	Indiana

RBCM	Regal Beloit Logistics, LLC	100%	Wisconsin
RBCM	Regal Beloit Holding BV *	100%	The Netherlands
RBCM	Regal Beloit Leesport Inc.	100%	Wisconsin
RBHL	Regal Beloit Canada, an Alberta Limited Partnership	99.5%	Canada (Alberta)
RBAPL	Shanghai Marathon GeXin Electric Co. Ltd. (GeXin)	55%	China
RBAPL	Shanghai REGAL-BELOIT & Jinling Co. Ltd. (Jinling)	50%	China
RBAPL	GE Holmes Industries (Far East) Ltd.	51%	Hong Kong
RBAPL	Changzhou Modern Technologies Co. Ltd (CMT)	100%	China
RBAPL	REGAL-BELOIT Sinya Motor (Changzhou) Co. Ltd.	100%	China
RBAPL	Regal-Beloit Mexico Holding S. de R.L. de C.V.	99.9%	Mexico
RBAPL	Regal Beloit Enterprises Management (Shanghai) Co. Ltd.	100%	China
RBAPL	Regal Beloit (Suzhou) Co. Ltd.	100%	China
RBAPL	Regal Beloit (Yueyang) Co. Ltd.	100%	China
RBAPL	Regal Beloit (Changzhou) Co. Ltd.	100%	China
RBMH	Compania Armadora S. de R.L. de C.V. (CASA)	99.9%	Mexico
RBMH	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	99.9%	Mexico
RBMH	Capacitares Componentes de Mexico S. de R.L. de C.V. (CAPCOM)	99.9%	Mexico
RBMH	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V. (MONTEREY)	99.997%	Mexico
RBMH	Motores Domesticos de Piedras Negras S. de R.L. de C.V.	99.9%	Mexico
RBMH	Regal Beloit de Mexico Sales S. de R.L. de C.V.	99.9%	Mexico
RBCHI	Shanghai Jakel Electronic Machinery Co. Ltd.	50%	China
RBCHI	Jakel Motors Incorporated	100%	Wisconsin
JMI	Motores Jakel de Mexico S. de R.L. de C.V.	99.9%	Mexico
RBHBV	Dutchi Holding N.V.	100%	Netherlands
RBHBV	Elco Group BV	55%	Netherlands
RBHBV	Rotor Beheer BV	100%	Netherlands
RBFIN	RBC Australia Holding Company Pty. Limited *	100%	Australia
RBFIN	Fasco Motors Thailand Ltd.	11,100,644 shares	Thailand
RBFIN	Dutch Horizon I, LLC	100%	Wisconsin
RBFIN	Dutch Horizon II, LLC	100%	Wisconsin
RBFIN	Dutch Horizon III, LLC	100%	Wisconsin
RBFIN	Dutch Horizon IV, LLC	100%	Wisconsin
RBFIN	Dutch Horizon V, LLC	100%	Wisconsin
RBFIN	Dutch Horizon VI, LLC	100%	Wisconsin
RBFIN	RBC Foreign Manufacturing B.V. *	100%	Netherlands
RBFIN	Calamsar Investments Limited	100%	Cyprus
RBFIN	Marathon Electric Motors (India) Limited	99%	India
RBFIN	Transmission Australia Pty., Ltd.	5%	Australia
RBFIN	EPC Mexico Holding BV	100%	The Netherlands
RBFIN	Regal Beloit FZE	100%	Dubai
RBFIN	Regal Manufacturing Limited	99.999%	United Kingdom
RBFBV	Compania Armadora S. de R.L. de C.V. (CASA)	0.1%	Mexico
RBFBV	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	0.1%	Mexico
RBFBV	Capacitores Components de Mexico S. de R.L.de C.V. (CAPCOM)	0.1%	Mexico
RBFBV	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V.	0.003%	Mexico
RBFBV	RBC Holding LLC	100%	Wisconsin

RBFBV	Motores Domesticos de Piedras Negras S. de R.L. de C.V.	0.1%	Mexico
RBFBV	Regal-Beloit Mexico Holding S. de R.L. de C.V.	0.1%	Mexico
FMTL	Fasco Yamabishi Co., Ltd.	529,994 shares	Thailand
RBCAH	Fasco Australia Pty. Ltd.	100%	Australia
RBCAH	CMG Engineering Group Pty. Ltd	100%	Australia
RBCAH	AFMC Holdings Pty. Ltd.	100%	Australia

FAPL	Fasco Australia Services Pty. Ltd.	100%	Australia
FAPL	In Motion Technologies Pty Limited	100%	Australia
IMT	Ebike Australia Pty. Ltd.	100%	Australia
DHI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHI	Fasco Yamabishi Co., Ltd.	1 share	Thailand
DHI	Marathon Electric Motors (India) Limited	1 share	India
DHII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHII	Fasco Yamabishi Co., Ltd.	1 share	Thailand
DHIII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIII	Fasco Yamabishi Co., Ltd.	1 share	Thailand
DHIV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIV	Fasco Yamabishi Co., Ltd.	1 share	Thailand
DHV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHV	Fasco Yamabishi Co., Ltd.	1 share	Thailand
DHVI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHVI	Fasco Yamabishi Co., Ltd.	1 share	Thailand
MMI	Morrill Motors (Jiaxing) Co., Ltd.	100%	China
JCHL	Wuxi Hwada Motor Co., Ltd.	55%	China
GDIL	Wuxi Hwada Motor Co., Ltd.	45%	China
DHNV	Regal Beloit Motors B.V.	100%	Netherlands
RBMBV	Dutchi Danmark A/S	40%	Denmark
RBHLLC	Regal-Beloit Asia Pte. Ltd. *	100%	Singapore
RBHLLC	Regal Beloit Electrical Products (S.E.A.) Ltd.	100%	Singapore
CMGE	CMG Australia Pty., Ltd.	100%	Australia
CMGE	CMG Technology Pty., Ltd.	100%	Australia
CMGE	CMG International Pty., Ltd.	100%	Australia
CMGE	Sankey Australia Pty., Ltd.	100%	Australia
CMGE	Transmission Australia Pty., Ltd.	95%	Australia
CMGE	Torin Industries Pty., Ltd.	100%	Australia
CMGI	CMG Electric Motors (NZ) Limited	100%	New Zealand
CMGI	Regal Beloit (UK) Limited	100%	United Kingdom
CMGI	Regal Beloit (South Africa)	60%	South Africa
CMGI	CMG Electric Motors (Malaysia) Sdn. Bhd.	100%	Malaysia
TRANS	OBA Ltd. (New Zealand)	100%	New Zealand
TORIN	Torin Industries (Malaysia) Sdn. Bhd.	100%	Malaysia
CMGP	CMG Electric Motors Trading (Shanghai) Company Ltd.	100%	China
CIL	Marathon Electric India Private Limited (formerly GEMI)	99.999%	India
ELCO	Elco Motors Asia PTE Limited	100%	Singapore
ELCO	Elco E-Trade Srl	100%	Italy
ELCO	Elco Motors FZE	100%	Dubai
ELCO	Elco The Netherlands BV	100%	Netherlands
ELCO	Elco Direct Limited	100%	United Kingdom
ELCO	Elco China Limited	100%	China
ELCO	Elco Motores Espana SA	100%	Spain
ELCO	Elco Motors, Inc.	100%	Canada
ELCO	Elco Do Brazil Ltda.	70%	Brazil
ELCO	Electromecanica Colombo & Compania SA de CV	80%	Mexico
ELCO	Dong Guan Elco Mechanical & Electrical Equipment Ltd Co	100%	China
ELCOE	Elco BG Property EOCD	100%	Bulgaria
ELCOBV	OOO Elco Motors	100%	Russia
ELCOSA	Elco de Colombia SAS	100%	Colombia
UNI	Unico Deutschland GmbH	100%	Germany

UNI	Unico (UK) Ltd.	100%	United Kingdom
UNI	Unicoven CA	100%	Venezuela
UNI	Unico Japan Co. Ltd.	100%	Japan
UNI	Unico China Automation Co. Ltd.	100%	China
UNI	Unico Canada Drives & Systems Inc.	100%	Canada
UNI	Regal Beloit de Mexico S de RL de CV	99.97%	Mexico
UNI	Unico Mexico LLC	100%	Mexico
UNI	Unico de Mesoamerica S.A.		Guatemala
UNI	Unicous de Mesoamerica		Guatemala
UNI	Unico Colombia SAS	100%	Colombia
UNIMLLC	Unico de Mexico Srl de CV	0.03%	Mexico
UNIM	Technojar-Unico de Mexico Srl de CV	75.2%	Mexico
ROTOR	Rotor B.V.	100%	Netherlands
ROTOR	Regal Beloit Finance BV *	100%	The Netherlands
ROTBV	Rotor U.K. Limited	100%	United Kingdom
AFMC	Australian Fan and Motor Company Pty. Ltd.	100%	Australia
AFMC	Technical Motor Company Pty. Ltd.	100%	Australia
RBEMS	Regal Beloit International Trading (Shanghai) Co. Ltd.	100%	China
AOSBV	Motores Electricos de Monterrey S. de R.L. de C.V.	99.9%	Mexico
AOSBV	Productos Electricos Aplicados SRL de CV	99.9%	Mexico
AOSBV	IG-Mex SRL de CV	99.9%	Mexico
AOSBV	Motores Electricos de Juarez S. de R.L. de C.V.	99.9%	Mexico
RMLUK	A.O. Smith Electrical Products GmbH	100%	Germany
RMLUK	Remco Electrics Limited	100%	United Kingdom
RMLUK	Remco Products Limited	20%	United Kingdom
REL	Remco Products Limited	80%	United Kingdom